P97000059142

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ✓ Certificates of Status ✓

Special Instructions to Filing Officer:

Corrected document by telephone Call
JK 11/16/07

Office Use Only

100112144331

11/13/07--01019--020 **52.50

FILED
07 NOV 13 AM 10: 38
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

T. Roberts NOV 1 6 2007

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Phage Therapeutics International, Inc.

DOCUMENT NUMBER: P97000059142

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Michael Yurkowsky, President
(Name of Contact Person)

Phage Therapeutics International, Inc.
(Firm/ Company)

5944 Luther Lane, Suite 825
(Address)

Dallas, Texas 75225
(City/ State and Zip Code)

For further information concerning this matter, please call:

Michael Yurkowsky, President at (972) 273-9293
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☑ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
07 NOV 13 AM 10:38
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Phage Therapeutics International, Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

P97000059142
(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

SSGI, Inc.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(*A professional corporation must* contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: 11-5-07

Effective date if applicable: ____________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ____________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Yurkowsky
(Typed or printed name of person signing)

Chairman, President and CEO
(Title of person signing)

FILING FEE: $35